UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement.

Information set forth in Item 8.01 below, as to the satisfaction and discharge of the Indentures governing the 5.75% Notes and 8.375% Notes, is incorporated by reference into this Item 1.02.

Item 8.01                                           Other Events.

Redemption of 5.75%  Senior Secured Notes due 2018 and Satisfaction and Discharge of the 5.75% Notes Indenture

On April 13, 2015 (the “5.75% Notes Redemption Date”), United Rentals (North America), Inc. (“URNA”) redeemed all of the outstanding $750 million principal amount of its 5.75% Senior Secured Notes due 2018 (the “5.75% Notes”) at a redemption price equal to 104.201% of the principal amount thereof plus accrued and unpaid interest thereon to the 5.75% Notes Redemption Date, in accordance with the terms of the Indenture dated as of March 9, 2012 (the “5.75% Base Indenture”), between URNA, as successor-in-interest to UR Financing Escrow Corporation, and Wells Fargo Bank, National Association as Trustee and Notes Collateral Agent (the “5.75% Notes Trustee” and “5.75% Notes Collateral Agent”), as supplemented by the First Supplemental Indenture among URNA, United Rentals, Inc. and the subsidiaries named therein (United Rentals, Inc. and the subsidiaries, the “Guarantors”) and the 5.75% Notes Trustee and 5.75% Notes Collateral Agent, dated as of April 30, 2012 (the “First Supplemental Indenture”, together with the 5.75% Base Indenture, the “5.75% Notes Indenture”). URNA previously notified the holders of the 5.75% Notes on March 13, 2015 that it had elected to redeem the 5.75% Notes on the 5.75% Notes Redemption Date.

URNA has irrevocably deposited with the 5.75% Notes Trustee sufficient funds to fund the redemption of the 5.75% Notes, comprising a portion of the net proceeds from its issuances of 4.625% Senior Secured Notes due 2023 and 5.500% Senior Notes due 2025, both of which closed on March 26, 2015.  As a result, URNA and the Guarantors under the 5.75% Notes have been released from their respective obligations under the 5.75% Notes and the 5.75% Notes Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of the 5.75% Notes Redemption Date. Further, the liens on the collateral of URNA and the Guarantors securing the 5.75% Notes have been released.

Redemption of 8.375% Senior Subordinated Notes due 2020 and Satisfaction and Discharge of the 8.375% Notes Indenture

On April 13, 2015 (the “8.375% Notes Redemption Date”), URNA redeemed all of the outstanding $750 million principal amount of its 8.375% Senior Subordinated Notes due 2020 (the “8.375% Notes”) at a redemption price equal to 107.441% of the principal amount thereof plus accrued and unpaid interest thereon to the 8.375% Notes Redemption Date, in accordance with the terms of the Indenture dated as of October 26, 2010 (the “8.375% Base Indenture”), among URNA, United Rentals, Inc. and certain subsidiaries named therein (United Rentals, Inc. and the subsidiaries, the “Base Indenture Guarantors”), and The Bank of New York Mellon as Trustee (the “8.375% Notes Trustee”), as supplemented by the Supplemental Indenture among the Company, United Rentals, Inc. and certain subsidiaries listed therein (United Rentals, Inc. and the subsidiaries, the “Supplemental Indenture Guarantors”), and the 8.375% Notes Trustee, dated as of December 1, 2010 (the “Supplemental Indenture”), and as supplemented by the Second Supplemental Indenture among the Company, United Rentals, Inc. and certain subsidiaries named therein (United Rentals, Inc. and the subsidiaries, the “Second Supplemental Indenture Guarantors”, and together with the Base Indenture Guarantors and Supplemental Indenture Guarantors, the “Guarantors”), UR Merger Sub Corporation and the 8.375% Notes Trustee, dated as of April 30, 2012 (the “Second Supplemental Indenture”, together with the Supplemental Indenture and the 8.375% Base Indenture, the “8.375% Notes Indenture”). URNA previously notified the holders of the 8.375% Notes on March 13, 2015 that it had elected to redeem the 8.375% Notes on the 8.375% Notes Redemption Date.

URNA has irrevocably deposited with the 8.375% Notes Trustee sufficient funds to fund the redemption of the 8.375% Notes, comprising a portion of the net proceeds from its issuances of 4.625% Senior Secured Notes due 2023 and 5.500% Senior Notes due 2025, both of which closed on March 26, 2015.  As a result, URNA and the Guarantors under the 8.375% Notes have been released from their respective obligations under the 8.375% Notes and the 8.375% Notes Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of the 8.375% Notes Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary